EXHIBIT 23.2


                              Consent of Accountant


SecurityView Group
16133 Ventura Boulevard, Suite 635
Encino, California 91436


RE: Form SB-2 of SecurityView Group filed with the Securities and
Exchange Commission on or about June 15, 2000 ("Form SB-2").

Gentlemen,

     The undersigned hereby consents to the use of its name in the Form SB-2 under the Heading "Experts".

Sincerely,



/s/ Merdinger Fruchter Rosen & Corso, P.C.
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Merdinger Fruchter Rosen & Corso, P.C.
Los Angeles, California  90067